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                                                                     Exhibit 4.1

     QIAO XING MOBILE COMMUNICATION CO., LTD.
     Matter            :                                         Issued to:
     Type of Share     :
     Certificate #     :          Date of Record          :
     No. of Shares     :          Transfer to cert. #     :
     Amount Paid       :          # of Shares             :
     Par Value         :          Transfer Date           :


.................................................................................




                   INCORPORATED IN THE BRITISH VIRGIN ISLANDS

                    QIAO XING MOBILE COMMUNICATION CO., LTD.


          This is to certify that




          is / are the registered shareholders of:

          No. of Shares      Type of Share                    Par Value


          Date of Record     Certificate Number               % Paid



 The above shares are subject to the Memorandum and Articles of Association of the Company and transferrable in accordance therewith.
                   GIVEN UNDER THE COMMON SEAL OF THE COMPANY


_____________________     Director _____________________     Director/Secretary